SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 5, 2003
KENTUCKY ELECTRIC STEEL, INC.
 (Exact Name of Registrant as Specified in its Charter)






Delaware

(State or Other
Jurisdiction of
Incorporation)
0-22416

(Commission File Number)
61-1244541

(IRS Employer
Identification Number)
P.O. Box 3500
Ashland, Kentucky 41105-3500
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (606) 929-1222



Item 3.  Bankruptcy and Receivership

	On February 5, 2003, Kentucky Electric Steel, Inc. (the "Company" or the "Debtor"), filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of Kentucky, Ashland Division (the "Bankruptcy Court") (Case No. 03-10078). The Debtor remains in possession of its assets and properties, and continues to operate its business and manage its properties as a "debtor-in-possession" pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

	The Company will seek approval from the Bankruptcy Court of an agreement with its existing lenders National City Bank of Kentucky, Sun Trust Bank, Connecticut General Life Insurance Company and Modern Woodmen of America for use of cash collateral during a 60-day period.

	The Company also announced that the Board of Directors has elected George Smith, an employee of Navigant Consulting, Inc., as Chief Restructuring Officer. Mr. Smith's duties will include assisting in sourcing and evaluating possible strategic alternatives available to the Company and participating and assisting in the implementation of restructuring matters as approved by the Board.

	The Company also announced that due to previously reported medical problems, Charles C. Hanebuth has stepped down as Chairman of the Board of Directors, and has been replaced by David C. Struve. Mr. Hanebuth will remain as a member of the Board of Directors.

	A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 7.  Financial Statements and Exhibits

	(c) The following exhibit is filed as part of this report on Form 8-K.




Exhibit


Number

99.1
Description

Press Release issued by Kentucky Electric Steel dated
February 6, 2003







SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     KENTUCKY ELECTRIC STEEL, INC.


Date: February 7, 2003	     By:    /s/ William J. Jessie
				     Name:	William J. Jessie
				     Title: Vice President - Finance,
                                    Secretary, Treasurer and
                                    Chief Financial Officer


Exhibit 99.1

FOR IMMEDIATE RELEASE - February 6, 2003

Contact:	Mr. William J. Jessie
	Vice President & Chief Financial Officer

	Ashland, Kentucky-Kentucky Electric Steel, Inc. announced today that it filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Kentucky (Ashland Division). Chapter 11 allows a company to continue operating its business and to maximize recovery for the company's stakeholders. The filings will enable the Company to continue to conduct business as it is currently conducted while it develops a reorganization plan.

	Kentucky Electric Steel also announced that it will seek approval from the Bankruptcy Court of an agreement with its existing lenders, National City Bank of Kentucky, SunTrust Bank, Connecticut General Life Insurance Company and Modern Woodmen of America for use of cash collateral during a 60 day period.

	The Company also announced that the Board of Directors has elected George Smith, an employee of Navigant Consulting, Inc., as Chief Restructuring Officer. Mr. Smith's duties will include assisting in sourcing and evaluating possible strategic alternatives available to the Company and participating and assisting in the implementation of restructuring matters as approved by the Board.

	The Company also announced that due to previously reported medical problems, Charles C. Hanebuth has stepped down as Chairman of the Board of Directors, and has been replaced by David C. Struve. Mr. Hanebuth will remain as a member of the Board of Directors.

	Kentucky Electric Steel, Inc. is a publicly held company which operates a specialty steel mini-mill, manufacturing special quality steel bar flats for the leaf-spring suspension, cold drawn bar conversion, truck trailer support beam, and steel service center markets.

	This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to the Company's bankruptcy proceedings. Other factors that may cause actual results to differ materially from management's expectations include economic uncertainty; the effects of vigorous competition; the impact of technological change on our business, and regulatory risks. More detailed information about those factors is contained in the Company's filings with the Securities and Exchange Commission.


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